SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.      )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              SHUFFLE MASTER, INC.

                 Name of Registrant as Specified In Its Charter

                                       N/A

       Name of Person Filing Proxy Statement if Other Than the Registrant

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:  N/A

      2)    Aggregate number of securities to which transaction applies:     N/A

      3)    Per unit price or other underlying value of transaction
            computed pursuant to Exchange Act Rule 0-11:                     N/A

      4)    Proposed maximum aggregate value of transaction:                 N/A

      5)    Total fee paid:                                                  N/A

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:                                          N/A

      2)    Form, Schedule or Registration Statement No.:                    N/A

      3)    Filing Party:                                                    N/A

      4)    Date Filed:                                                      N/A

                              SHUFFLE MASTER, INC.


                                                               February 10, 1998


TO THE SHAREHOLDERS OF SHUFFLE MASTER, INC.:

         You are cordially invited to the Annual Meeting of Shareholders of Shuffle Master, Inc. to be held on Thursday, March 19, 1998, at 3:00 p.m. at Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to complete and sign the accompanying Proxy and return it in the enclosed envelope. Also attached for your review are the formal Notice of Annual Meeting and Proxy Statement.

         On behalf of your Board of Directors and employees, thank you for your continued support of Shuffle Master, Inc.

                                            Very truly yours,


                                            /s/ Joseph J. Lahti
                                            Joseph J. Lahti
                                            CHAIRMAN OF THE BOARD

                              SHUFFLE MASTER, INC.
                             10901 Valley View Road
                          Eden Prairie, Minnesota 55344

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 19, 1998

To the Shareholders of Shuffle Master, Inc.:

         The Annual Meeting of Shareholders ("Annual Meeting") of Shuffle Master, Inc. ("Shuffle Master" or the "Company") will be held on Thursday, March 19, 1998, at 3:00 p.m. at Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota, for the following purposes:

          1.   To set the number of members of the Board of Directors at five.
          2. To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.
          3. To amend the 1993 Stock Option Plan by increasing the number of shares reserved for issuance by 235,000.
          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on January 13, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


         TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.


                                        By Order of the Board of Directors


                                        /s/ John A. Rahja
                                        John A. Rahja
                                        ACTING SECRETARY


February 10, 1998
Eden Prairie, Minnesota

                              SHUFFLE MASTER, INC.
                             10901 VALLEY VIEW ROAD
                          EDEN PRAIRIE, MINNESOTA 55344

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------
                         ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 19, 1998

         This Proxy Statement is furnished to holders of shares of Common Stock of Shuffle Master, Inc., as of January 13, 1998. This Proxy Statement is furnished in connection with the Board of Directors' solicitation of the enclosed Proxy for the Annual Meeting of Shareholders. A shareholder giving a Proxy may revoke it at any time prior to the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person, or by filing a new written appointment of a Proxy with an officer of the Company. The revocation of a Proxy will not affect any vote taken prior to such revocation. This Proxy Statement was first mailed to shareholders on or about February 10, 1998.

         All properly executed proxies received at or prior to the meeting will be voted at the meeting. If a shareholder directs how a Proxy is to be voted with respect to the business coming before the meeting, the Proxy will be voted in accordance with the shareholder's direction. If a shareholder does not direct how a Proxy is to be voted, it will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the election of the nominees listed as directors in this Proxy Statement.

         At the close of business on January 13, 1998, the record date for the Annual Meeting, there were 9,974,651 shares of Common Stock outstanding. The Company's only class of shares is Common Stock. Each share of Common Stock is entitled to one vote on each matter properly coming before the meeting. Cumulative voting for the directors is not permitted.

         The cost of making this solicitation, including preparation and mailing of the Notice of Annual Meeting, Proxy and Proxy Statement, and the costs incurred by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to shareholders will be paid by the Company. In certain instances, officers of the Company may make special solicitations of proxies either in person or by telephone. Expenses incurred in connection with these solicitations will be paid by the Company.

                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the shareholders may decrease the number of directors; provided, however, that the number may be increased by resolution of the Board of Directors. The number of directors was set at six at the Annual Meeting of Shareholders held on March 10, 1997, and increased to seven by resolution of the Board of Directors during fiscal 1997, with the addition of Mr. Patrick Cruzen to the Board in August 1997. John Breeding and Diane Breeding resigned from the Board of Directors effective October 31, 1997. Subsequent to October 31, 1997, Mr. Richard Schuetz resigned from the Board of Directors, and Dr. Mark Yoseloff was appointed to the Board of Directors. The Board of Directors, therefore, recommends that the number of directors be decreased from seven to five because it has not yet identified suitable candidates to fill the vacancies.

         Directors are elected to serve a one-year term, and will serve until the next Annual Meeting of Shareholders, or until their successors have been duly elected and qualified. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Abstentions are treated as present and entitled to vote and broker non-votes are treated as not present and not entitled to vote. The Board of Directors recommends a vote FOR electing the nominees for directors as set forth below.

         All nominees have consented to serve if elected. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, age, business experience and offices held by each nominee for director are as follows:

       Name            Age              Company Position          Director Since
       ----            ---              ----------------          --------------

Joseph J. Lahti        37      Chairman of the Board, President        1993
                                and Chief Executive Officer
David W. Rogers        46      Director                                1994
Thomas A. Sutton       60      Director                                1994
Patrick R. Cruzen      50      Director                                1997
Mark L. Yoseloff       51      Executive Vice President and            1997
                                Director

         JOSEPH J. LAHTI has served as Executive Vice President since December 1993, as President since October 1995, Chief Executive Officer since June 1996 and Chairman of the Board since October 1997. From 1989 through December 1993, Mr. Lahti was President of McQuillan Lahti Wilcox, Inc., a financial management firm. Mr. Lahti also holds the position of President of J.L. Holdings, Inc., a real estate acquisition, asset management and financial consulting company.

         DAVID W. ROGERS recently was named the Executive Vice President of Cargill Europe. Mr. Rogers has been employed by Cargill, Inc. since 1973, and held the position of President of the Financial Markets Division of Cargill, Inc. prior to his recent position change.

         THOMAS A. SUTTON was employed by Borden, Inc. from 1972 to 1992, most recently serving as Vice President Planning-Pasta Group. Since 1992, Mr. Sutton has managed his personal investments.

         DR. MARK L. YOSELOFF has been Executive Vice President of the Company since August 1997 and was appointed to the Company's Board of Directors in November 1997. From August 1996 to July 1997, Dr. Yoseloff served as consultant to the Company. From May 1996 through the present, Dr. Yoseloff has held the position of President of Well Suited, LLC. Dr. Yoseloff also holds the position of President of Visual Communications Consultants, Inc. (d/b/a/ Advanced Gaming Concepts), a company he founded in August 1993. Dr. Yoseloff held the positions of President of Recognition, Inc. and Vice President of Clear Images, Inc. from March 1987 to August 1993.

         PATRICK R. CRUZEN was appointed to the Company's Board of Directors in August of 1997. Mr. Cruzen has been the Chief Executive Officer of Cruzen & Associates, a consulting and executive search firm for the gaming industry, since September 1996. From June 1994 to September 1996, Mr. Cruzen was President of Grand Casinos, Inc. Mr. Cruzen held the position of Senior Vice President at the MGM Grand Hotel in Las Vegas from September 1990 to May 1994.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended October 31, 1997, the Board of Directors held meetings on eight occasions. All Board members attended at least 75% of the meetings.

         Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee, and the Option Committee.

         The Audit Committee includes Messrs. Rogers and Sutton and is responsible for recommending the appointment of the independent auditors for the Company, reviewing the scope of the audit, examining the auditors' reports, making appropriate recommendations to the Board of Directors as a result of such review and examination, and making inquiries into the effectiveness of the financial and accounting functions and internal controls of the Company. The Audit Committee met three times in fiscal 1997.

         The Compensation Committee currently includes Messrs. Rogers, Sutton and Cruzen, and is responsible for recommending to the Board of Directors the compensation of the executive officers of the Company. Mr. Schuetz was a member of the Compensation Committee during fiscal 1997. The Compensation Committee met three times in fiscal 1997.

         The Option Committee currently includes Messrs. Rogers and Sutton and is responsible for recommending individual stock option grants to the Board of Directors. Diane Breeding was a member of the Option Committee during fiscal 1997. The Option Committee met four times in fiscal 1997.

                  PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN

         The shareholders will be asked to approve an amendment to the Shuffle Master, Inc. 1993 Stock Option Plan (the "Plan"). The Plan was originally approved at the 1994 Annual Meeting, at which time 525,000 shares were reserved for issuance. In March 1996, the shareholders approved an amendment to the Plan, whereby 200,000 additional shares of the Company's Common Stock were reserved for issuance. In January 1998, the Board of Directors adopted an amendment to the Plan, increasing the number of shares of the Company's Common Stock reserved for issuance by 235,000. Upon approval of this amendment, the total number of shares reserved for issuance will be 960,000. Under the Plan, the Company has granted options to purchase 958,558 shares. In the event the proposed amendment is not approved by shareholders, grants of 191,641 options made in October 1997 and 37,789 options made in January 1998 provide that such options will be treated as non-plan options.

         The purposes of the Plan are: (i) to improve individual performance by providing long-term incentives and rewards to employees, directors and consultants of the Company; (ii) to assist the Company in attracting, retaining and motivating employees, directors and consultants; and (iii) to align the interests of such persons with those of the Company's shareholders.

         The Board of Directors believes the proposal is in the best interests of the Company and its shareholders and recommends its approval. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of the proposal. The Board of Directors recommends a vote FOR amending the Shuffle Master, Inc. 1993 Stock Option Plan.

                               EXECUTIVE OFFICERS

         In addition to Joseph J. Lahti and Mark J. Yoseloff, whose biographies were listed previously, Gary W. Griffin serves as an executive officer of the Company.

         GARY W. GRIFFIN has been the Vice President of Finance for the Company since June 1997, and Chief Financial Officer since October 1997. Mr. Griffin joined Shuffle Master, Inc. in April 1996 as Vice President of Financial Relations and Corporate Development. From January 1995 to March 1996 Mr. Griffin was self-employed as a consultant. From August 1988 through December 1994, Mr. Griffin was employed by Ecolab Inc., first as Director of Corporate Development and later as Controller of the Textile Care Division.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons holding ten percent of the Company's Common Stock to file reports regarding their ownership, acquisitions and dispositions of the Company's Common Stock with the Securities and Exchange Commission. During the year ended October 31, 1997, John and Diane Breeding failed to file one report on a timely basis disclosing the sale of 5,000 shares of Common Stock owned by The Breeding Foundation, a non-profit foundation, of which Mr. and Mrs. Breeding are the only members.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years ended October 31, 1997, 1996 and 1995, for the Chief Executive Officer, for one other executive officer serving at October 31, 1997, and for two former executive officers whose compensation earned in fiscal 1997 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                               Annual Compensation       Compensation
          Name and                Fiscal      ---------------------      ------------      All Other
     Principal Position            Year       Salary         Bonus         Options        Compensation
-------------------------------   ------      -------        ------      ------------     ------------
                                                ($)           ($)            (#)               ($)
Joseph J. Lahti                    1997       231,346        91,125         41,904             --
    Chairman of the Board,         1996       182,692          --           61,590             --
    President and Chief            1995       147,500          --           66,575             --
    Executive Officer

John G. Breeding(1)                1997       256,731          --           94,000             --
    Former Chairman of the         1996       197,923          --             --               --
    Board                          1995       143,750          --           61,650             --

Thomas S. Nieman(2)                1997       120,645          --            1,790           46,153
    Vice President of              1996       150,000        29,000         11,401             --
    Marketing and Sales            1995       106,250        11,480         22,500             --

Gary W. Griffin(3)                 1997       115,028        44,550         30,000             --
    Chief Financial Officer and                                                                --
    Vice President of Finance


-------------------------------
(1)      Mr. Breeding resigned as Chairman of the Board on October 31, 1997.
(2) Mr. Nieman ceased to be an executive officer of the Company effective July 7, 1997. From July 7, 1997, to October 31, 1997, Mr. Nieman was paid $46,153 under a separation agreement.
(3) Mr. Griffin began employment with the Company in April 1996, and became an executive officer during fiscal 1997.

           OPTION GRANTS DURING THE FISCAL YEAR ENDED OCTOBER 31, 1997

         The following table sets forth information with respect to each option granted to the executive officers named in the Summary Compensation Table during the fiscal year ended October 31, 1997:

                                                                                        Potential Realizable
                                                                                      Value at Assumed Annual
                                                                                        Rates of Stock Price
                                                                                      Appreciation for Option
                                   Percentage of Total                                        Term(1)
                     Options       Options Granted to       Exercise    Expiration    ------------------------
        Name         Granted    Employees in Fiscal Year     Price         Date           5%            10%
-----------------    -------    ------------------------    --------    ----------    ----------     ---------
                        (#)                 (%)               ($)                         ($)            ($)
Joseph J. Lahti       40,000                9.8               8.25       10/2007        207,535        525,935
                       1,904                 .5               9.38        1/2007         11,226         28,448

John G. Breeding      94,000               22.9               8.75       10/2007        517,266      1,310,853

Thomas S. Nieman       1,790                 .4               9.38        1/2007         10,554         26,745

Gary W. Griffin       29,263                7.1               8.25       10/2007        151,828        384,761
                         737                 .2               9.38        1/2007          4,345         11,012


--------------------------
(1) The compounding assumes a ten-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation, based on Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, and continued employment of the option holder through the vesting period. The amounts reflected in this table may not necessarily be achieved.


    AGGREGATE OPTIONS EXERCISED IN THE FISCAL YEAR ENDED OCTOBER 31, 1997 AND
                        OPTION VALUES AT OCTOBER 31, 1997

         The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's fiscal year ended October 31, 1997, and the number and value of options to purchase shares of Common Stock held as of October 31, 1997, by the executive officers of the Company named in the Summary Compensation Table:

                                                                                        Value of Unexercised
                       Number of                         Number of Options                  In-the-Money
                         Shares                         at October 31, 1997        Options at October 31, 1997(2)
                        Acquired       Value       -----------------------------   ------------------------------
       Name           on Exercise    Realized(1)   Exercisable     Unexercisable   Exercisable      Unexercisable
-------------------   -----------    ----------    -----------     -------------   -----------      -------------
                          (#)           ($)            (#)              (#)            ($)               ($)
Joseph J. Lahti(3)         --           --           118,160          115,001         3,988             1,875
John G. Breeding(4)        --           --            21,413          154,000        26,573                --
Thomas S. Nieman           --           --            22,524            1,500            --                --
Gary W. Griffin            --           --             7,405           42,595            --                --


-------------------------
(1) Value Realized is the difference between the closing price per share on the date of exercise, and the option price per share, multiplied by the number of shares acquired upon exercise of the option.
(2) Value of Unexercised In-the-Money Options is the difference between the closing price per share of $7.88 at October 31, 1997, and the exercise price per share multiplied by the number of shares subject to options.
(3) A grant of 40,000 options to Mr. Lahti in fiscal 1996 included vesting limitations with regard to a loan advanced to Mr. Lahti, as discussed under "Certain Relationships and Related Party Transactions." Although 13,333 of the 40,000 options granted have met the time requirements of the vesting schedule, the exercise of these options remains restricted until the loan is repaid to the Company. These options are included as unexercisable at October 31, 1997.
(4) A grant of 60,000 options to Mr. Breeding in fiscal 1995 included vesting limitations with regard to a loan advanced to Mr. Breeding, as discussed under "Certain Relationships and Related Party Transactions." The exercise of these options was restricted until the loan was repaid to the Company. Since the loan was not repaid until November, these options are included as unexercisable at October 31, 1997.

                            COMPENSATION OF DIRECTORS

         To align the interests of the outside directors with the shareholders, the Board has elected not to pay any cash compensation to outside directors, but to compensate such directors with stock option grants. Pursuant to the Company's Outside Directors' Option Plan (the "Directors' Plan"), each director who is not an employee of the Company is entitled to receive an annual non-discretionary grant of options to purchase 3,000 shares of Common Stock after each Annual Meeting of Shareholders. The exercise price of the options is equal to the closing price of the Company's Common Stock on the date of grant. The options are immediately exercisable and expire the earlier of seven years from the date of grant, or thirty days after leaving the Board. Directors who are not employees of the Company are also eligible for grants of nonqualified options in addition to those provided by the Directors' Plan. At the March 1997 Annual Meeting, Messrs. Rogers and Sutton declined the annual non-discretionary option grants under the Directors' Plan, while option grants of 3,000 shares were made to Ms. Breeding and Mr. Schuetz, at an exercise price of $8.81. As an incentive for joining the Board of Directors, Mr. Cruzen received an option grant under the Directors' Plan of 6,000 shares in October 1997, at an exercise price of $8.75. These options vest as follows: 50% immediately, 25% one year after the date of grant and 25% two years after date of grant, and expire seven years from date of grant.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, recommends on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

         It is the intention of the Committee to utilize a pay-for-performance compensation strategy that is directly related to achievement of the Company's financial performance and growth objectives. The primary elements of the executive compensation program are base salary, annual cash incentives based on performance, and long-term incentives in the form of stock options. These elements are designed to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company's success; (ii) provide compensation that rewards corporate performance and motivates the executive officers to achieve corporate strategic objectives; and (iii) align the interests of executive officers with the long-term interests of shareholders through stock-based awards.

BASE SALARY

         Base salaries of the Company's executive officers are intended to be competitive with the median base salaries paid by other corporations engaged in business similar to the Company, such as suppliers to the gaming industry. Base salaries are determined for executive officer positions using compensation surveys, taking into account variables such as geography, job comparability, size of each corporation and its industry. In addition to base salary, executive officers are eligible to participate in the Company's employee benefit plans on the same terms as other employees, except that executive officers are not entitled to annual employee option grants under the 1993 Stock Option Plan.

INCENTIVE COMPENSATION

         The purpose of the annual bonus program is to provide a short-term, direct financial incentive in the form of an annual cash bonus to executive officers if the Company achieves a targeted level of financial performance. Each executive officer is eligible to receive a cash bonus determined by a formula proposed by the Committee and approved by the Board of Directors. Incentive compensation is reviewed annually. The Committee may also provide cash bonus opportunities to executive officers, based upon meeting certain operational objectives.

LONG-TERM INCENTIVES

         The 1993 Stock Option Plan is the basis of the Company's long-term incentive plan for executive officers and other key employees. The objective of this plan is to align executive officers' long-term interests with those of the shareholders by creating a direct incentive for executive officers to increase shareholder value. The option grants allow executive officers to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of ten years. The award of option grants is consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Lahti became Chief Executive Officer of the Company in June 1996, and has also served as its President since October 1995. Mr. Lahti began his employment with the Company as its Chief Operating Officer and Executive Vice President in December 1993.

         Since Mr. Lahti joined the Company, revenues have grown from $554,000 for fiscal 1993 to $28,736,000 for fiscal 1997, while net income increased to $5,122,000 for fiscal 1997 from a net loss of $1,107,000 for fiscal 1993. The shuffler systems, including sales and leases, have shown exceptional growth over the past five years. During fiscal 1997, Mr. Lahti successfully directed the conversion of the Let It Ride The Tournament(TM) table game to the Let It Ride Bonus(TM) game in Nevada and Mississippi. In addition, the Company added Let It Ride The Tournament(TM) tables at Foxwoods Casino and Mohegan Sun Casino, two of the largest Indian gaming properties in the United States. As of October 31, 1997, there were Let It Ride Bonus(TM) tables in eleven gaming jurisdictions compared to Let It Ride The Tournament(TM) tables in only Nevada and Mississippi at October 31, 1996.

         Mr. Lahti's base salary was $225,000 for fiscal 1997. Mr. Lahti earned a performance bonus of $91,125 for fiscal 1997 based upon the Company's performance relative to its financial objectives.

         For fiscal 1998, Mr. Lahti's base salary was recommended by the Compensation Committee and approved by the Board to be $236,250. The effective date of the increase in Mr. Lahti's base salary has not yet been determined. He may also earn a performance bonus of up to two times base salary if the Company achieves certain financial objectives which were recommended by the Committee and approved by the Board of Directors.

CONCLUSION

         The Committee believes that the executive compensation plan discussed in this Proxy Statement is consistent with the overall corporate strategy for continued growth in earnings and shareholder value.

                                       David W. Rogers
                                       Thomas A. Sutton
                                       Patrick R. Cruzen
                                       MEMBERS OF THE COMPENSATION COMMITTEE

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return, assuming $100 invested on December 8, 1992 (the day the Company's Common Stock commenced trading on the Nasdaq Small-Cap Market), as if such amount had been invested in each of: (i) the Company's Common Stock; (ii) the stocks included in the Dow Jones Industrial Average; and (iii) a peer group index of twelve companies(1) that market and sell products and services similar to those of the Company. The Company elected to use this peer group index rather than a published industry or line-of-business index because it believes this peer group is comprised of companies whose business is more similar to that of the Company. The graph assumes the reinvestment of all dividends and reallocation of invested funds, based on market capitalization, at the beginning of each indicated period.

                              12/8/92  10/31/93  10/31/94  10/31/95 10/31/96  10/31/97
                              -------  --------  --------  -------- --------  --------
Peer Group                    $100.00  $126.18   $ 71.39   $ 57.85   $ 78.94  $ 86.07
Dow Jones Industrial Average  $100.00  $113.75   $123.74   $154.65   $188.91  $237.38
Shuffle Master Inc.           $100.00  $400.00   $330.83   $489.98   $444.98  $315.00


------------------------
(1) The peer group is comprised of the following companies: Alliance Gaming Corp.; Autotote Corporation; Bally Gaming International, Inc. (prior to its acquisition by Alliance Gaming Corp. in June 1996); Casino Data Systems (first publicly traded April 1993); GTech Holdings Corporation; International Game Technology; Mikohn Gaming Corporation (first publicly traded November 1993); Scientific Games Holdings Corp. (first publicly traded August 1993); Sodak Gaming, Inc. (first publicly traded June 1993); Stuart Entertainment Inc.; Video Lottery Technologies; and WMS Industries, Inc. Each company included in the peer group is engaged in the manufacture and sale of gaming products.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of January 13, 1998, the number of shares of Common Stock beneficially owned: (i) by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) by each director of the Company; (iii) by each executive officer of the Company named in the Summary Compensation Table; and (iv) by all directors and executive officers of the Company as a group.

                                          Number of Shares Beneficially Owned(1)
        Name and Address                  --------------------------------------
       of Beneficial Owner                      Shares                Percent
----------------------------------------- ----------------        --------------

John G. Breeding and Diane L. Breeding(2)      716,143                  7.1%
  10569 Bluff Road
  Eden Prairie, Minnesota  55347

Joseph J. Lahti                                160,461                  1.6%
  10901 Valley View Road
  Eden Prairie, Minnesota  55344

Mark L. Yoseloff(3)                            125,500                  1.2%
  1106 Palms Airport Drive
  Las Vegas, NV  89119

Thomas S. Nieman                                24,024                  *
  228 Desert View
  Las Vegas, Nevada 89107

Gary W. Griffin                                 10,005                  *
  10901 Valley View Road
  Eden Prairie, Minnesota  55344

David W. Rogers                                 35,650                  *
  15605 16th Place North
  Plymouth, Minnesota  55447

Thomas A. Sutton                                24,000                  *
  20330 Knightsbridge Road
  Shorewood, Minnesota  55331

Patrick R. Cruzen                                3,000                  *
  63010 Maple Ridge Drive
  Excelsior, Minnesota  55331

All directors and executive                    382,640                  3.7%
  officers as a group (7 persons)

----------------------------

 *       Less than 1%
(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them through the exercise of stock options, as of January 13, 1998, or within 60 days of such date, are treated as outstanding when determining the percent of the outstanding shares of Common Stock owned by the individual and when determining the percent owned by the group as follows: Joseph J. Lahti, 133,160 shares; Mark L. Yoseloff, 12,500 shares; Thomas S. Nieman, 24,024 shares; Gary
         W. Griffin, 7,405 shares; David W. Rogers, 18,000 shares; Thomas A. Sutton, 18,000 shares; Patrick R. Cruzen, 3,000 shares; and all directors and executive officers as a group, 216,089 shares.
(2)      The number of shares beneficially owned by John G. Breeding and Diane
         L. Breeding includes 81,413 shares subject to stock options.
(3) The number of shares beneficially owned by Mark L. Yoseloff includes shares issued and to be issued under a certain transaction with the Company. See "Certain Relationships and Related Party Transactions."

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         In February 1995, the Board of Directors of the Company approved a $300,000 loan to Mr. Breeding. The loan had a floating interest rate at the prime rate plus one percent, maturing in February 1998. The loan was secured by a second mortgage on Mr. Breeding's residence, and was further secured by a restriction on Mr. Breeding's vesting schedule under his January 1995 grant of 60,000 stock options. The restriction required loan repayment before vested options could be exercised. At October 31, 1997, the amount due including accrued interest was $376,395. In November 1997, Mr. Breeding repaid the entire loan including $78,453 of accrued interest.

         In October 1997, the Board of Directors authorized the repurchase of up to $3,500,000 of Mr. and Mrs. Breedings' Common Stock. On October 31, 1997, the Company repurchased 424,242 shares of Common Stock from the Breedings at a total cost of $3,500,000.

         In October 1996, the Board of Directors of the Company approved a $300,000 loan to Mr. Lahti. These funds were advanced to Mr. Lahti in November 1996. The loan bears interest at seven percent, and is secured by 17,000 shares of Shuffle Master, Inc. Common Stock which were pledged as collateral. The note is further secured by a restriction on Mr. Lahti's vesting schedule under his October 1996 grant of 40,000 options. The restriction requires loan repayment before vested options can be exercised. As of October 31, 1997, the amount due including accrued interest was $320,708. The loan plus all accrued interest is due November 1999.

         In March 1997, the Company purchased certain intellectual property from Dr. Yoseloff and a company owned by Dr. Yoseloff. The purchase price (the amount of which is the subject of a confidential treatment request to the Securities and Exchange Commission) included amounts previously paid to such company for certain licensing rights and amounts previously paid to another company owned by Dr. Yoseloff. The balance of such purchase price is to be paid by the issuance of 108,000 shares of the Company's Common Stock which were valued at $8.75 per share, and cash payments (the amount of which is the subject of a confidential treatment request to the Securities and Exchange Commission), both to be made equally over twenty (20) quarterly installments, beginning March 7, 1997. There was no stated interest rate in the agreement. Interest was imputed for financial statement purposes at seven percent. Under the terms of this agreement, Dr. Yoseloff will receive additional payments (the amount of which is the subject of a confidential treatment request to the Securities and Exchange Commission) for five years contingent on his continued employment with the Company.

         In a related but separate agreement, Dr. Yoseloff signed a five-year employment contract with the Company commencing August 1, 1997. Under the terms of the contract, Dr. Yoseloff will receive $100,000 per year in salary for each of the five years following the beginning of his employment. In addition, the Company reimbursed Dr. Yoseloff $10,000 for moving expenses under the terms of the contract.

         For the period from November 1, 1996, to July 31, 1997, prior to Dr. Yoseloff becoming an employee of the Company, Dr. Yoseloff and a company owned by him received $194,643 from the Company for consulting fees.

                      TERMINATION OF EMPLOYMENT ARRANGEMENT

         In fiscal 1997, the Company entered into a termination of employment arrangement with Mr. Lahti which, in the event of termination other than for cause, provides for payment of an amount equal to his then-current base salary over a one year period commencing on the date of termination. Such amount would be based on Mr. Lahti's fiscal 1998 salary of $236,250, as recommended by the Compensation Committee and approved by the Board of Directors.

                              INDEPENDENT AUDITORS

         Representatives of Deloitte & Touche LLP, the Company's independent auditors for the fiscal year ended October 31, 1997, will be present at the Annual Meeting. The Board of Directors expects to retain Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending October 31, 1998.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         The rules of the Securities and Exchange Commission permit shareholders of the Company to present proposals for shareholder action in the Company's Proxy Statement. Shareholder proposals prepared in accordance with the proxy rules intended to be presented at the Company's 1999 Annual Meeting must be received by the Company on or before October 13, 1998.

                                 OTHER BUSINESS

         The Board of Directors of the Company does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the meeting.

                                        By Order of the Board of Directors


                                        /s/ John A. Rahja
                                        John A. Rahja
Date:  February 10, 1998                ACTING SECRETARY

SHUFFLE MASTER, INC.                                                   PROXY
10901 VALLEY VIEW ROAD
EDEN PRAIRIE, MINNESOTA 55344

The undersigned hereby appoints Joseph J. Lahti and Mark L. Yoseloff, and each of them with full power of substitution, his or her Proxies to represent and vote, as designated below, all of the shares of Common Stock of Shuffle Master, Inc., registered in the name of the undersigned as of January 13, 1998, with the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held on Thursday, March 19, 1998, at 3:00 p.m. at Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota, or at any adjournment thereof, hereby revoking any proxy or proxies previously given.

1.    Proposal to decrease the number of directors to five:
           |_| FOR               |_| AGAINST                |_| ABSTAIN

2.    Election of directors:
           |_| FOR all nominees listed below    |_| WITHHOLD AUTHORITY
           (except as marked to the contrary    to vote for all nominees listed
           below)                               below

     (To WITHHOLD authority to vote for any individual nominee, draw a line through the nominee's name below)

       JOSEPH J. LAHTI           DAVID W. ROGERS           THOMAS A. SUTTON
       MARK L. YOSELOFF          PATRICK R. CRUZEN


         (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)
--------------------------------------------------------------------------------
                         (CONTINUED FROM THE OTHER SIDE)


3.   Proposal to amend the 1993 Stock Option Plan:
           |_| FOR               |_| AGAINST                |_| ABSTAIN

4. In their discretion, the appointed Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                                    Date: ________________________________, 1998

                                    ____________________________________________
                                                    (Signature)

                                    ____________________________________________
                                                 (Second signature)

                                    PLEASE DATE AND SIGN ABOVE exactly as your name appears at left, indicating where appropriate, official position or representative capacity.